SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12

Allied Healthcare International Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ALLIED HEALTHCARE INTERNATIONAL INC.
555 Madison Avenue
New York, New York 10022

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held at 10:00 a.m. on September 7, 2006

To the holders of shares of common stock and holders of depository interests representing shares of common stock of Allied Healthcare International Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Allied Healthcare International Inc. will be held at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022, on Thursday, September 7, 2006, at 10:00 a.m., New York time, to consider and act upon the following matters:

I.	To elect eight directors to our board of directors.

II.	To ratify the appointment of Eisner LLP as independent auditors for our company for our fiscal year ending September 30, 2006.

III.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

We describe these items of business more fully in the attached Proxy Statement. Only shareholders of record at the close of business on August 14, 2006 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

A copy of our Annual Report for our fiscal year ended September 30, 2005 is enclosed with this Notice of Annual Meeting and the attached Proxy Statement. The Annual Report is not part of our proxy solicitation materials.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote. You may vote your shares by completing and returning the enclosed proxy card. Your proxy is being solicited by the board of directors.

By Order of the Board of Directors
LESLIE J. LEVINSON Secretary
New York, New York August 17, 2006

ALLIED HEALTHCARE INTERNATIONAL INC.
555 Madison Avenue
New York, New York 10022

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
to be held at 10:00 a.m. on September 7, 2006

THE ANNUAL MEETING

We are furnishing this Proxy Statement to the shareholders of Allied Healthcare International Inc. and holders of depository interests representing shares of common stock of Allied Healthcare International Inc. as part of the solicitation of proxies by the board of directors for use at the Annual Meeting. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the accompanying Annual Report for our fiscal year ended September 30, 2005 are first being mailed to shareholders on or about August 17, 2006.

Date, Time and Place

We will hold the Annual Meeting of shareholders on Thursday, September 7, 2006, at 10:00 a.m. local time, at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022.

Proposals to be Considered at the Annual Meeting

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

I.    To elect eight directors to our board of directors.

II.    To ratify the appointment of Eisner LLP as independent auditors for our company for our fiscal year ending September 30, 2006.

III.    To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

Who Can Vote

You are entitled to vote if you were a holder of record of the common stock of our company as of the close of business on August 14, 2006 (the ‘‘Record Date’’), or, if you are a holder of depository interests at the Record Date, you are entitled to direct Computershare Company Nominees Limited (the ‘‘Depository Interest Registrar’’) how to vote the shares represented by your depository interests. Your shares can be voted at the meeting only if you are present or represented by a valid proxy. Your depository interests can be voted at the meeting only if you instruct the Depositary Share Register how to vote your depository interests or you instruct it to issue you authorization to attend the meeting and you vote in person.

All holders of common stock and depository interests as of the Record Date will be entitled to vote for the election of eight directors to be elected at the Annual Meeting and upon the ratification of our independent auditors.

A list of the shareholders of record of the common stock of our company as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the Annual Meeting, at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022 for a period of at least ten days before the Annual Meeting.

Shares Outstanding and Entitled to Vote; Quorum

As of the Record Date, there were 44,957,492 shares of common stock outstanding (excluding shares held in treasury, but including shares represented by depository interests). Each share of common stock is entitled to one vote. Each depository interest represents one share of common stock; accordingly, holders of depository interests are entitled to direct the Depository Interest Registrar how it should vote with respect to one share of common stock for each depository interest held.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

If a quorum is present, a nominee for election to a position on the board of directors will be elected as a director if he or she receives a plurality of the votes cast at the Annual Meeting.

If a quorum is present, the ratification of Eisner LLP as our independent auditors for our fiscal year ending September 30, 2006 will require the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

We have retained Computershare Investor Services, LLC, the transfer agent for our common stock, to tabulate the votes at the Annual Meeting.

Effect of Abstentions and Broker Non-Votes

Shares of stock represented by properly executed proxies that reflect abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. ‘‘Broker non-votes’’ are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, abstentions and broker non-votes will have the effect of a vote against the proposal to ratify the appointment of our independent auditors.

Voting by Directors, Executive Officers and Principal Shareholders

At the close of business on the Record Date, our company’s directors, executive officers, shareholders owning more than 10% of our common stock and their affiliates owned and were entitled to vote an aggregate of 21,017,197 shares of common stock, which represented approximately 46.7% of the outstanding shares of common stock. Each of our directors, executive officers, principal shareholders and their affiliates have indicated their present intention to vote, or cause to be voted, their shares of common stock for the election of the directors named herein and for the ratification of Eisner LLP as our independent auditors for our fiscal year ending September 30, 2006.

How You Can Vote

If you hold shares of our common stock, you may vote by proxy or in person at the Annual Meeting. To vote by proxy, simply mark your proxy card ‘‘for,’’ ‘‘against’’ or ‘‘abstain’’ with respect to the proposal, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxies that are received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive a voting card from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must return to your broker, bank or other nominee or its agent in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee.

If your shares of common stock are held by a broker, bank or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a shareholder of our company, authorizing you to act on behalf of the nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

Holders of depository interests will be mailed a Form of Instruction by the Depository Interest Registrar. Holders of depository interests who wish to vote at the meeting should return the Form of Instruction to the Depository Interest Registrar, marked with their voting instructions.

There will be no voting by telephone or via the Internet.

Voting of Proxies

Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence is indicated.

Revocation of Proxy

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	sending to us, at 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary), a written notice of revocation, dated later than the proxy, prior to the Annual Meeting;

•	signing another proxy card with a later date and returning it to us, at 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary), prior to the Annual Meeting; or

•	attending the Annual Meeting in person and casting a ballot (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

If you hold a depository interest and wish to revoke your voting instructions, you will need to contact the Depository Interest Registrar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth the number of shares of common stock, and the percentage of shares of voting stock, beneficially owned as of the Record Date by (1) each director of our company, (2) each Named Executive Officer (as such term is defined in ‘‘Executive Compensation’’ below);
(3) all persons known by us to be the beneficial owner of more than 5% of our outstanding voting stock; and (4) all current directors and executive officers of our company as a group (8 persons). The information as to the number of shares of our common stock beneficially owned by the individuals and entities listed below is derived from reports filed with the Securities and Exchange Commission by such persons and company records. Except as set forth below, the address of each of the following holders of shares of our common stock is c/o Allied Healthcare International Inc., 555 Madison Avenue, New York, New York 10022.

Name	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
Timothy M. Aitken	2,048,853	(2)	4.4%
Sarah L. Eames	1,021,218	(3)	2.2%
David Moffatt	—	(4)	*
G. Richard Green	91,854	(5)	*
Mark Hanley	—	(6)	—
Wayne Palladino	19,164	(7)	*
Jeffrey S. Peris	18,000	(8)	*
Lewis Ranieri	12,020,810	(9)	26.7%
Scott A. Shay	11,960,610	(10)	26.6%
Mark Tompkins	5,000	(11)	—
FMR Corp.	3,618,819	(12)	8.0%
Hyperion Partners II L.P. ..	11,960,610	(13)	26.6%
Hyperion TW Fund L.P. ..	11,960,610	(14)	26.6%
Hyperion TWH Fund LLC	11,960,610	(15)	26.6%
Hyperion TWH Fund II LLC	11,960,610	(16)	26.6%
Washington & Congress Capital Partners, L.P. ..	7,697,578	(17)	17.1%
All current executive officers and directors as a group (8 persons).	15,164,699	(18)	32.4%

*	Less than 1%.

(1)	As of the Record Date, there were 44,957,492 shares of common stock of our company outstanding. The percentage given for each shareholder assumes that such shareholder has exercised the options held by him that are exercisable within 60 days of the Record Date, but that no other shareholders have exercised the options held by them.

(2)	Consists of 632,007 shares of common stock held by Mr. Aitken, 98,566 shares of common stock held by Aitken (English) Company Limited, an affiliate of Mr. Aitken, and 1,318,280 shares subject to options held by Mr. Aitken that are exercisable within 60 days of the Record Date.

(3)	Consists of 473,218 shares of common stock held by Ms. Eames, 4,000 shares of common stock held jointly by Ms. Eames and her husband and 544,000 shares subject to options held by Ms. Eames that are exercisable within 60 days of the Record Date.

(4)	Does not include 150,000 shares subject to options held by Mr. Moffatt, none of which are exercisable within 60 days of the Record Date.

(5)	Consists of 3,000 shares of common stock held by Mr. Green, 57,995 shares of common stock held jointly by Mr. Green and his wife, 19,259 shares of common stock held by Orion Nominees Limited, an affiliate of Mr. Green, 9,000 shares subject to options held by Mr. Green that are exercisable within 60 days of the Record Date and 2,600 shares owned of record by Mr. Green’s wife, as to which Mr. Green disclaims beneficial ownership. Mr. Green shares voting and dispositive power over the shares of common stock held by Orion Nominees Limited. Does not include an additional 8,000 shares subject to options held by Mr. Green that are not exercisable within 60 days of the Record Date.

(6)	Does not include 15,000 shares subject to options held by Mr. Hanley, none of which are exercisable within 60 days of the Record Date.

(7)	Consists of 6,164 shares of common stock held by Mr. Palladino and 13,000 shares subject to options that are exercisable within 60 days of the Record Date. Does not include an additional 8,000 shares subject to options held by Mr. Palladino that are not exercisable within 60 days of the Record Date.

(8)	Consists of 2,000 shares of common stock held by Dr. Peris and 16,000 shares subject to options held by Dr. Peris that are exercisable within 60 days of the Record Date. Does not include an additional 8,000 shares subject to options held by Dr. Peris that are not exercisable within 60 days of the Record Date.

(9)	Consists of 60,200 shares of common stock owned by Mr. Ranieri, 6,854,454 shares of common stock owned by Hyperion Partners II L.P., 4,148,456 shares of common stock owned by Hyperion TW Fund L.P., 482,700 shares of common stock owned by Hyperion TWH Fund LLC and 475,000 shares of common stock owned by Hyperion TWH Fund II LLC. Each of such entities is an affiliate of Mr. Ranieri. Mr. Ranieri disclaims beneficial ownership of the shares of common stock owned by such entities except to the extent of his pecuniary interest therein. Mr. Ranieri shares voting and dispositive power over the shares of common stock held by such entities with Mr. Shay. The address of Mr. Ranieri is 50 Charles Lindbergh Blvd., Suite 500, Uniondale, New York 11553.

(10)	Consists of 6,854,454 shares of common stock owned by Hyperion Partners II L.P., 4,148,456 shares of common stock owned by Hyperion TW Fund L.P., 482,700 shares of common stock owned by Hyperion TWH Fund LLC and 475,000 shares of common stock owned by Hyperion TWH Fund II LLC. Each is such entities is an affiliate of Mr. Shay. Mr. Shay disclaims beneficial ownership of the shares of common stock owned by such entities except to the extent of his pecuniary interest therein. Mr. Shay shares voting and dispositive power over the shares of common stock owned by such entities with Mr. Ranieri.

(11)	Consists of 5,000 shares subject to options that are exercisable within 60 days of the Record Date. Does not include an additional 10,000 shares subject to options held by Mr. Tompkins that are not exercisable within 60 days of the Record Date

(12)	As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 by FMR Corp. According to the Schedule 13G, Edward C. Johnson 3d and members of his family may be deemed to control FMR Corp. According to the Schedule 13G, FMR Corp. has beneficial ownership of shares of our common stock as a result of its sole ownership of Fidelity Management & Research Company (‘‘Fidelity’’). Fidelity, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner 3,618,819 shares of our common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 that hold the shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(13)	Consists of (a) 6,854,454 shares of common stock held by Hyperion Partners II L.P. and (b) 4,148,456 shares of common stock owned by Hyperion TW Fund L.P., 482,700 shares of common stock owned by Hyperion TWH Fund LLC and 475,000 shares of common stock owned by Hyperion TWH Fund II LLC, each of which are affiliates of Hyperion Partners II L.P. and as to which Hyperion Partners II L.P. disclaims beneficial ownership except to the extent of its pecuniary interest therein. Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Hyperion Partners II L.P. is 50 Charles Lindbergh Blvd., Suite 500, Uniondale, New York 11553.

(14)	Consists of (a) 4,148,456 shares of common stock held by Hyperion TW Fund L.P. and (b) 6,854,454 shares of common stock owned by Hyperion Partners II L.P., 482,700 shares of common stock owned by Hyperion TWH Fund LLC and 475,000 shares of common stock owned by Hyperion TWH Fund II LLC, each of which are affiliates of Hyperion TW Fund L.P. and as to which Hyperion TW Fund L.P. disclaims beneficial ownership. Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Hyperion TW Fund L.P. is 50 Charles Lindbergh Blvd., Suite 500, Uniondale, New York 11553.

(15)	Consists of (a) 482,700 shares of common stock held by Hyperion TWH Fund LLC and (b) 6,854,454 shares of common stock owned by Hyperion Partners II L.P., 4,148,456 shares of common stock owned by Hyperion TW Fund L.P. and 475,000 shares of common stock owned by Hyperion TWH Fund II LLC, each of which are affiliates of Hyperion TWH Fund LLC and as to which Hyperion TWH Fund LLC disclaims beneficial ownership. Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Hyperion TWH Fund LLC is 50 Charles Lindbergh Blvd., Suite 500, Uniondale, New York 11553.

(16)	Consists of (a) 475,000 shares of common stock held by Hyperion TWH Fund II LLC and (b) 6,854,454 shares of common stock owned by Hyperion Partners II L.P., 4,148,456 shares of common stock owned by Hyperion TW Fund L.P. and 482,700 shares of common stock owned by Hyperion TWH Fund LLC, each of which are affiliates of Hyperion TWH Fund II LLC and as to which Hyperion TWH Fund II LLC disclaims beneficial ownership. Scott A. Shay, a director of our company, may be deemed to be the beneficial owner of all of such shares of common stock. Mr. Shay disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Hyperion TWH Fund II LLC is 50 Charles Lindbergh Blvd., Suite 500, Uniondale, New York 11553.

(17)	Excludes 93,492 shares of common stock held by Triumph III Investors, L.P. Washington & Congress Capital Partners, L.P. may be deemed to be a member of a group that includes Triumph III Investors, L.P. The address of Washington & Congress Capital Partners, L.P. is 30 Rowes Wharf, Suite 480, Boston, Massachusetts 02110.

(18)	Includes an aggregate of 1,905,280 shares subject to options held by our executive officers and directors that are exercisable within 60 days of the Record Date and 2,600 shares owned of record by Mr. Green’s wife, as to which Mr. Green disclaims beneficial ownership.

PROPOSAL I:    ELECTION OF DIRECTORS

At the Annual Meeting, eight directors are to be elected to serve for a term of one year. All of the nominees are currently members of our board of directors.

Our board of directors recommends that the shareholders vote FOR the election of the directors named below to our board.

The persons named in the enclosed proxy card intend to vote for the election of the individuals named below unless the proxy card is marked to indicate that such authorization is expressly withheld. Should any of the nominees become unable to serve when the election occurs, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the board of directors recommends.

There is no cumulative voting for the election of directors.

Our Directors and Officers

The following table sets forth certain information concerning the directors and officers of our company. (Ages are given as of the Record Date.)

Name	Age	Positions with our Company
Timothy M. Aitken	61	Chairman of the Board of Directors and Chief Executive Officer
Sarah L. Eames	48	Executive Vice President and Director
David Moffatt	54	Chief Financial Officer
Leslie J. Levinson	51	Secretary
G. Richard Green	67	Director
Mark Hanley	45	Director
Wayne Palladino	47	Director
Jeffrey S. Peris	60	Director
Scott A. Shay	48	Director
Mark Tompkins	65	Director

Certain biographical information regarding each director and officer of our company is set forth below.

Timothy M. Aitken has served as chairman of the board of directors of our company since January 1997 and as chief executive officer of our company since November 2004. He also served as chief executive officer of our company from January 1997 to January 2004. Prior to joining our company, Mr. Aitken served as an independent consultant to the healthcare industry from 1995 to 1997. From June 1995 to November 1995, Mr. Aitken served as the vice chairman and president of Apria Healthcare Group, Inc., a California-based home healthcare company. He also served as chairman of the board of Omnicare plc from September 1993 until its acquisition by our company. From 1990 to 1995, Mr. Aitken served as chairman of the board, president and chief executive officer of Abbey Healthcare Group Inc., a predecessor of Apria Healthcare Group, Inc.

Sarah L. Eames has served as a director of our company since June 2002 and as executive vice president of our company since November 2004. She served as chief executive officer of our company from January 2004 to November 2004, as chief operating officer of our company from June 2001 to November 2004, and as president of our company from May 1998 to November 2004. She was executive vice president of business development and marketing of our company from June 1997 to May 1998. Prior to joining our company, Ms. Eames was employed by Johnson & Johnson Professional, Inc. as a business development consultant from 1996 to 1997. From June 1995 to November 1995, Ms. Eames served as vice president of marketing for Apria Healthcare Group, Inc., a California-based home healthcare company. From 1980 to June 1995, Ms. Eames held various marketing and business development positions at Abbey Healthcare Group Inc., a predecessor of Apria Healthcare Group, Inc. Ms. Eames serves on the board of directors of Global Med Technologies, Inc., an e-health, medical information technology company.

David Moffatt has served as Chief Financial Officer of our company since July 2006. From 2000 until joining our company, Mr. Moffatt was deputy European chief financial officer for Monster Worldwide, Inc., a leading global online recruitment services provider. From May 1999 to April 2000, Mr. Moffatt served as interim U.K. finance director for Monster Worldwide, Inc. From January 1999 to May 1999, he was the interim operations director of Patientline Ltd., a hospital bedside telephone, television and video company

Leslie J. Levinson has served as secretary of our company since September 1999 and had previously served in such capacity from October 1990 to July 1997. Since January 2002, he has been a partner in the law firm of Brown Raysman Millstein Felder & Steiner LLP, which firm serves as counsel to our company. From 1991 to 2002, he was a partner in the law firm of Baer Marks & Upham LLP, which firm served as counsel to our company.

G. Richard Green has been a director of our company since August 1998. Mr. Green has been the chairman since 1987 and a director since 1960 of J.H. & F.W. Green Ltd., a conglomerate based in the United Kingdom. Since 1960, Mr. Green has held various positions at J.H. & F.W. Green Ltd. and several of its subsidiaries.

Mark Hanley has been a director of our company since November 2005. From 2000 to August 2005, Mr. Hanley was president and chief executive of New Valley Health Group Inc., now O2 Science Acquisition Corporation, a provider of respiratory services. From 1998 to 1999, he was a senior vice president, sales and marketing, of Coram Healthcare Corporation, which provides specialized home infusion therapies and services in the United States and Canada. From 1995 to 1997, Mr. Hanley was an executive director/director of business development of Transworld Healthcare (UK) Limited, a subsidiary of our company now known as Allied Healthcare Holdings Limited. From 1987 to 1995, he held various positions with Apria Healthcare Group, Inc., a California-based home healthcare company.

Wayne Palladino has been a director of our company since September 2003. Mr. Palladino has worked at Pzena Investment Management LLC, an asset management firm, since June 2002, where he currently serves as principal and a director of client and portfolio services. From August 2000 to June 2002, he was a senior vice president and chief financial officer of Lillian Vernon Corporation, a catalog retailer. Mr. Palladino was a vice president of our company from February 1991 to September 1996, senior vice president of our company from September 1996 to August 2000 and chief financial officer of our company from February 1991 to August 2000.

Jeffrey S. Peris has been a director of our company since May 1998. Presently, Dr. Peris serves as an executive/organization advisor to leading established global and new business entities. Dr. Peris served as the vice president of human resources and chief learning officer of Wyeth (formerly American Home Products Corporation), a pharmaceutical company, from 2001 to 2006. Dr. Peris was the vice president of business operations of Knoll Pharmaceutical (Abbott Laboratories), where he was responsible for human resources and corporate communications, from 1998 to 2001. Dr. Peris was a management consultant to various Fortune 100 companies from 1997 to 1998. From 1972 to 1997, Dr. Peris was employed by Merck Co., Inc., a pharmaceutical company, where he served as the executive director of human resources from 1985 to 1997, the executive director of marketing from 1976 to 1985, and the director of clinical biostatistics and research data systems from 1972 to 1976.

Scott A. Shay has been a director of our company since January 1996 and served as acting chairman of the board of our company from September 1996 to January 1997. Mr. Shay has been a managing director of Ranieri & Co., Inc., a private investment advisor and management company, since its formation in 1988. Mr. Shay currently serves as the chairman of the board of Signature Bank, a subsidiary of Bank Hapoalim, and is currently a director of Bank Hapoalim B.M., in Tel Aviv, Israel, and Super Derivatives, Inc., as well as an officer or director of other direct and indirect subsidiaries of Hyperion Partners II L.P. Prior to joining Ranieri & Co., Inc., Mr. Shay was a director of Salomon Brothers Inc., where he was employed from 1980 to 1988.

Mark Tompkins has been a director of our company since September 2005. From 1987 to the present, Mr. Tompkins has been a self-employed investor, with a focus on private equity and capital development in publicly traded entities, notably in the healthcare, biopharmaceutical, wholesale and distribution, tourism and leisure, and manufacturing industries. From 1975 to 1987 he was active in residential and commercial property investment in the Middle East, Germany, Spain, France and the United States. From 1972 to 1975, Mr. Tompkins worked for the Slater Walker Securities group and from 1965 to 1971 he was a management consultant with Booz Allen & Hamilton. Mr. Tompkins is a director of Sodexho Alliance S.A., a company engaged in the provision of food and management services that is registered with the Securities and Exchange Commission.

All directors of our company are elected by the shareholders for a one-year term and hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Officers are chosen by and serve at the discretion of the board of directors, subject to any applicable employment contracts. There are no family relationships among our directors and officers.

All directors who are not employees of our company are entitled to receive a fee of $10,000 per annum, plus reimbursement of expenses incurred as a result of acting as a director or as a member of any committee of our board of directors. In addition, Mr. Palladino is entitled to receive, for serving as chairman of the Audit Committee, an additional $15,000 per annum; Dr. Peris is entitled to receive an additional $10,000 per annum for serving as chairman of our Compensation Committee and on the Audit Committees; and Mr. Tompkins is entitled to receive an additional $5,000 per annum for serving on our Audit Committee.

Our board of directors has determined that G. Richard Green, Mark Hanley, Wayne Palladino, Jeffrey A. Peris and Mark Tompkins are ‘‘independent directors,’’ as such term is defined in the rules of the Nasdaq Stock Market.

Director Nominations

Nominees for directors are recommended by the independent directors of the board and selected by the full board. We do not have a nominating committee. Our board has determined that it is appropriate not to have a nominating committee because of the relatively small size of our board and because we rely on the independent directors to fulfill the functions of a nominating committee. The nominees to our board of directors to be voted on at the Annual Meeting, were recommended to our board of directors by the unanimous vote of our independent directors. The full board of directors has unanimously recommended that shareholders vote in favor of all of the directors being elected at the Annual Meeting.

We have generally used our existing directors, officers and large shareholders to identify nominees for directors. We have not engaged third parties to assist us in identifying director nominees.

Our independent directors and our full board desire to maintain flexibility in choosing appropriate board candidates and, therefore, we do not require that nominees meet any specific or minimum qualifications. When evaluating potential director candidates, our independent directors and the full board consider such matters as they deem appropriate, including the candidate’s independence, character, judgment, age, financial literacy and business and professional skills and experience. All nominees are expected to be able to commit the time and effort necessary to fulfill their duties and responsibilities as a director of our company.

The board does not have a formal policy with regard to the consideration of director nominees submitted by a shareholder. The board does not believe that a formal policy is appropriate or necessary given the size and composition of the board and the fact that no shareholder nominations have been made in at least the last five years. The board intends to review periodically whether a formal policy with regard to shareholder nominations should be adopted.

We will consider proposed nominees whose names are submitted by shareholders. Proposals made by shareholders for nominees at an annual meeting of shareholders must be received by us at our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary) no later than 120 days prior to the anniversary of the mailing of our proxy statement for use in the previous year’s annual meeting of shareholders. Shareholders nominees will be evaluated in the same manner as nominees submitted by directors, officers and large shareholders.

As required by the rules of the Nasdaq Stock Market, the board has adopted a resolution that addresses the nominations process. The foregoing is a summary of such board resolution.

Meetings of the Board of Directors

The business of our company is managed under the direction of our board of directors. Members of the board of directors are informed about our company’s affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the board of directors and committee meetings by the chairman and other officers, and through other means. In addition, directors of our company discharge their duties throughout the year not only by attending board of directors’ meetings, but also through personal meetings and other communications, including telephone contact with the chairman of the board and others regarding matters of interest and concern to our company.

During our fiscal year ended September 30, 2005, our company’s board of directors held seven formal meetings and acted by unanimous written consent in lieu of a meeting on three separate occasions. Other than Mr. Palladino, who attended four of the seven board meetings and all four of the Audit Committee meetings during our fiscal year ended September 30, 2005, during such fiscal year no director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and any committees on which he or she served.

Board Committees

The board of directors has an Audit Committee and a Compensation Committee, but it does not have a nominating committee. The members of each committee are appointed by the board of directors.

Audit Committee.    The Audit Committee assists our board of directors in monitoring (1) the integrity of our financial statements, (2) the independence and qualifications of our independent auditors, and (3) the performance of our independent auditors and our internal audit functions. The current written charter for the Audit Committee was adopted by our board of directors on February 12, 2004 and is attached as an exhibit to the proxy statement relating to our 2004 annual meeting of shareholders. A copy of the charter of the Audit Committee is available on our website at www.alliedhealthcare.com.

The Audit Committee consists of Messrs. Palladino, Peris and Tompkins. Mr. Palladino serves as chairman of the Audit Committee. All of the members of the Audit Committee are ‘‘independent directors,’’ as such term is defined in the rules of the Nasdaq Stock Market. The board of directors has determined that Wayne Palladino is an ‘‘audit committee financial expert,’’ as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.

The Audit Committee was in session during each of the seven formal meetings of our company’s board of directors during our fiscal year ended September 30, 2005. The Audit Committee also held four formal meetings and acted by unanimous consent on one occasion during that period.

Compensation Committee.    The Compensation Committee reviews and approves overall policy with respect to compensation matters, including matters such as compensation plans for employees and employment agreements and compensation for executive officers. A copy of the charter of the Compensation Committee is available on our website at www.alliedhealthcare.com.

The Compensation Committee consists of Messrs. Green, Hanley and Peris. Dr. Peris serves as chairmen of the Compensation Committee. Mr. Hanley joined the Compensation Committee on December 1, 2005. All of the members of the Compensation Committee are ‘‘independent directors,’’ as such term is defined in the rules of the Nasdaq Stock Market.

The Compensation Committee was in session during each of the seven formal meetings of our company’s board of directors during our fiscal year ended September 30, 2005. The Compensation Committee acted by unanimous written consent on two occasions during that period, but did not hold any formal meetings during that period.

Communications with the Board; Attendance at Annual Meetings by Board Members

Shareholders may communicate with our board of directors by sending a letter to our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary). Our corporate secretary will forward the correspondence to our chairman or, if the correspondence is directed to a specific director, such director, unless the correspondence is unduly hostile, threatening or illegal, or unless it does not reasonably relate to our company or our business or is otherwise inappropriate. Notwithstanding the foregoing, our corporate secretary may determine to forward any such correspondence, even if addressed to a specific director, to the entire board.

Our company does not have a formal policy regarding attendance by board members at annual meeting of shareholders. Nevertheless, directors are encouraged, but not required, to attend such meetings. All seven directors then in office attended our 2005 annual meeting of shareholders.

Code of Conduct

In September 2003, our board of directors adopted a Code of Conduct that applies to all of our directors, officers and employees, including our chief executive officer and our chief financial officer. As required by the regulations of the Securities and Exchange Commission, the Code of Conduct is designed to deter wrongdoing and to promote:

(1)    honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)    full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

(3)    compliance with applicable governmental laws, rules and regulations;

(4)    the prompt internal reporting of violations of the Code of Conduct to the Audit Committee; and

(5)    accountability for adherence to the Code of Conduct.

A copy of our Code of Conduct is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003. A copy of our Code of Conduct is available on our website at www.alliedhealthcare.com.

Executive Compensation

The following table summarizes all compensation earned by or paid to our chief executive officer and each of the other most highly compensated executive officers of our company whose total annual salary and bonus compensation exceeded $100,000 in fiscal 2005 (the ‘‘Named Executive Officers’’) for services rendered in all capacities to our company in respect of our fiscal years ended September 30, 2005, 2004 and 2003. The titles given below the individuals’ names in the chart were the titles held by such individuals at the end of our 2005 fiscal year.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards($)	Securities Underlying Options (#)	All Other Compensation
Timothy M. Aitken(1)	2005	$446,618	$450,000(4)	—	90,000	$9,000(9)
Chairman of the	2004	253,369	450,000(5)	—	350,000	91,645(10)
Board and Chief	2003	420,000	230,000(6)	—	384,000	170,063(11)
Executive Officer
Sarah L. Eames(2)	2005	$234,391	—	—	—	$7,800(9)
Executive Vice	2004	445,189	$300,000(7)	—	300,000	1,058,570(12)
President	2003	405,000	270,000(6)	—	334,000	101,431(13)

Charles F. Murphy(3)	2005	$326,098	$138,765(4)	—	57,000	$18,872(9)
Chief Financial	2004	289,073	53,781(8)	—	—	18,286(9)
Officer	2003	90,096	80,085(6)	—	99,000	6,127(9)

(1)	Mr. Aitken has served as chairman of the board of our company since January 1997 and as chief executive officer of our company since November 2004. He also served as chief executive officer of our company from January 1997 until January 2004.

(2)	Ms. Eames became chief executive officer of our company in January 2004, chief operating officer of our company in June 2001 and president of our company in May 1998. She stepped down from all such positions, and assumed the office of executive vice president of our company, in November 2004.

(3)	Mr. Murphy became acting chief financial officer of our company in May 2003 and, in March 2004, assumed the title of chief financial officer of our company. In June 2006, he resigned as chief financial officer.

(4)	Paid in fiscal 2006 as a bonus for fiscal 2005.

(5)	Consists of (a) $400,000 cash paid in fiscal 2004 as a bonus for fiscal 2004 and (b) $50,000 cash paid in fiscal 2005 as a bonus for fiscal 2004.

(6)	Paid in fiscal 2004 as a bonus for fiscal 2003.

(7)	Paid in fiscal 2004 as a bonus for fiscal 2004.

(8)	Paid in fiscal 2005 as a bonus for fiscal 2004.

(9)	Reflects payment of a car allowance.

(10)	Reflects payment of a car allowance of $8,250 and the reimbursement of $83,395 in taxes incurred by Mr. Aitken in fiscal 2004 in connection with his repayment of the principal amount of a company loan and accrued interest thereon by the delivery of shares of our common stock owned by him to us.

(11)	Reflects payment for a car allowance of $9,750 and the reimbursement by our company in fiscal 2004 of taxes of $160,313 incurred by Mr. Aitken in connection with his exercise of 150,000 options in fiscal 2003.

(12)	Of such amount, (a) $1,000,000 consists of special compensation paid to Ms. Eames for past services, (b) $7,149 consists of payment of a car allowance and (c) $51,421 consists of the reimbursement of taxes incurred by Ms. Eames in fiscal 2004 in connection with her repayment of the principal amount of a company loan and accrued interest thereon by the delivery of shares of our common stock owned by her to us.

(13)	Reflects payment for a car allowance of $8,450 and the reimbursement by our company in fiscal 2004 of taxes of $92,981 incurred by Ms. Eames in connection with her exercise of 100,000 options in fiscal 2003.

The following table sets forth certain information regarding individual options granted during fiscal 2005 to each of the Named Executive Officers pursuant to our 2002 Stock Option Plan. During fiscal 2005 we did not grant stock appreciation rights to any of our Named Executive Officers or any other employee. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or ‘‘option spreads’’ that would exist for the options at the end of their respective terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option’s term.

Option Grants in Fiscal 2005

Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Timothy M. Aitken	90,000	13.8%	$5.65	9/30/15	$319,793	$810,418
Sarah L. Eames	—	—	—	—	—	—
Charles F. Murphy	27,000	4.1%	$6.20	3/23/15	$105,277	$266,792
	30,000	4.6%	$5.65	9/30/15	$106,598	$270,139
	57,000	8.7%			$211,875	$536,931

(1)	Options were granted at an exercise price equal to the fair market value of a share of our common stock on the date of grant.

(2)	The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the Securities and Exchange Commission and do not represent our company’s estimate or projection of future common stock prices.

The following table sets forth certain information with respect to our Named Executive Officers concerning the exercise of options by them during our fiscal year ended September 30, 2005 and unexercised options held by them as of September 30, 2005. We have never granted stock appreciation rights to any of our Named Executive Officers or any other employee.

Aggregate Option Exercises in Fiscal 2005
and 2005 Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Optionsat Fiscal Year End(1) Exercisable/Unexercisable
Timothy M.Aitken	195,000	$907,378	1,296,000/28,000	$559,400/$32,200
Sarah L. Eames	150,000	$701,955	606,000/28,000	476,900/$32,200
Charles F. Murphy	—	—	96,000/60,000	73,900/$36,950

(1)	Calculated on the basis of $5.65 per share, the closing sale price of our common stock, as reported on the Nasdaq National Market on September 30, 2005, minus the exercise price.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

In September 2001, we entered into an employment agreement with Mr. Aitken. The employment agreement has a three-year term (subject to automatic renewal for successive additional one-year periods unless either party provides the other with notice of intent to terminate the agreement at least

90 days before the then applicable termination date). The employment agreement provides that our company will negotiate in good faith, commencing not less than 90 days prior to each anniversary date of the employment agreement, the amount, if any, of future salary increases. Mr. Aitken’s salary is currently £300,000 (approximately $570,000 at current exchange rates). Mr. Aitken’s employment agreement provides that if his employment is terminated during the term of the agreement other than for cause, death or disability, or if, within six months of a ‘‘change in control’’ (as defined in the agreement) of our company, Mr. Aitken or our company terminates his employment, then (1) all stock options in our company held by Mr. Aitken shall immediately vest and (2) Mr. Aitken will be entitled to receive a cash payment of 2.9 times his average annual base salary during the twelve months preceding the change of control or the termination of employment.

In September 2001 we entered into an employment agreement with Ms. Eames, which was modified in November 2004 and September 2005. Pursuant to her employment agreement, as modified, Ms. Eames has agreed to serve as executive vice president of our company until December 31, 2006 at an annual salary of $120,000. Ms. Eames’ employment agreement, as modified, provides that if her employment is terminated during the term of the agreement other than for cause, death or disability, then all stock options in our company held by Mr. Eames shall immediately vest and Ms. Eames shall be entitled to receive her salary through December 31, 2006.

In Deeds of Restrictive Covenants entered into in 1999 with one of our U.K. subsidiaries, Mr. Aitken and Ms. Eames have each agreed not to compete with us or our subsidiaries for twelve months following termination of employment without our prior written consent.

Our new chief financial officer, David Moffatt, receives a salary of £188,000 per annum (approximately $360,000 at current exchange levels), as well as a car allowance.

Stock Option Plans

1992 and 2002 Stock Option Plans

In July 1992, our board of directors and shareholders approved our 1992 Stock Option Plan. Our 1992 Stock Option Plan, which is substantially similar to our 2002 Stock Option Plan discussed below, provided for the grant of options to key employees, officers, directors and non-employee independent contractors of our company. Effective with the adoption by our shareholders of our 2002 Stock Option Plan in June 2002, no further options may be granted under our 1992 Stock Option Plan. Outstanding options granted under our 1992 Stock Option Plan may be exercised in accordance with the terms of our 1992 Stock Option Plan.

In March 2002, our board of directors adopted, and in June 2002 our shareholders of our company approved, our 2002 Stock Option Plan. Options granted under our 2002 Stock Option Plan may be either incentive stock options (‘‘Incentive Options’’), which are intended to meet the requirements of section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify as Incentive Options (‘‘Non-Qualified Options.’’) Under our 2002 Stock Option Plan, the Compensation Committee may grant (1) Incentive Options at an exercise price per share which is not less than the fair market value of a share of common stock on the date on which such Incentive Options are granted (and not less than 110% of the fair market value in the case of any optionee who beneficially owns more than 10% of the total combined voting power of our company) and (2) Non-Qualified Options at an exercise price per share which is determined by the Compensation Committee (and which may be less than the fair market value of a share of common stock on the date on which such Non-Qualified Options are granted). Our 2002 Stock Option Plan further provides that the maximum period in which options may be exercised will be determined by the Compensation Committee, except that Incentive Options may not be exercised after the expiration of ten years from the date the Incentive Option was initially granted (and five years in the case of any optionee who beneficially owns more than 10% of the total combined voting power of our company). Under our 2002 Stock Option Plan, if an optionee’s employment is terminated, the unexercised Incentive Options generally must be exercised within three months after termination. However, if the termination is due to the optionee’s death or permanent disability, the option must be exercised within one year of the termination of employment. If we terminate the optionee’s employment for cause, or if the optionee voluntarily terminates his employment, his options generally will expire as of the termination date. Any option granted under our 2002 Option Stock Plan will be nontransferable, except by will or by the laws of descent and distribution, and generally may be exercised upon payment of the option price in cash or by delivery of shares of common stock with a fair market value equal to the option price.

Shares delivered under our 2002 Stock Option Plan will be available from authorized but unissued shares of common stock or from shares of common stock reacquired by our company. Shares of common stock that are subject to options under our 2002 Stock Option Plan which have terminated or expired unexercised will return to the pool of shares available for issuance under our 2002 Stock Option Plan.

As of the Record Date, an aggregate of 2,069,614 shares of our common stock were issuable upon the exercise of outstanding options that have been granted under our 2002 Stock Option Plan and options to purchase an aggregate of 2,004,045 shares of our common stock were available for grant under such Plan. As of the Record Date, an aggregate of 510,000 shares of our common stock were issuable upon the exercise of outstanding options that have been granted under our 1992 Stock Option Plan. No further options may be granted under our 1992 Stock Option Plan.

1997 Non-Employee Director Plan

In May 1997, our board of directors adopted our 1997 Option Plan for Non-Employee Directors (the ‘‘Director Plan’’), pursuant to which 100,000 shares of common stock of our company were reserved for issuance upon the exercise of options granted to non-employee directors. The purpose of the Director Plan is to encourage ownership of common stock by non-employee directors of our company whose continued services are considered essential to our company’s future progress and to provide them with a further incentive to remain as directors of our company. The Director Plan is administered by the board of directors. Directors of our company who are not employees of our company or any subsidiary or affiliate of our company are eligible to participate in the Director Plan. The Director Plan will terminate in May 2007; however, options outstanding on the expiration of the term shall continue to have full force and effect in accordance with the provisions of the instruments evidencing such options. The board of directors may suspend, terminate, revise or amend the Director Plan, subject to certain limitations.

Under the Director Plan, the board of directors may from time to time at its discretion determine which of the eligible directors should receive options, the number of shares subject to such options and the dates on which such options are to be granted. Each such option is generally immediately exercisable for a period of ten years from the date of grant, but may not be exercised more than 90 days after the date an optionee ceases to serve as a director of our company. Options granted under the Director Plan are not transferable by the optionee other than by will, laws of descent and distribution, or as required by law.

Shares of common stock may be purchased from our company upon the exercise of an option by payment in cash or cash equivalent, through the delivery of shares of common stock having a fair market value equal to the cash exercise price of the option or any combination of the above, subject to the discretion of the board of directors.

As of the Record Date, no options were outstanding under the Director Plan.

Indemnification

As permitted under the Business Corporation Law of the State of New York, our certificate of incorporation provides that a director of our company will not be personally liable to our company or our shareholders for monetary damages for breach of a fiduciary duty owed to our company or our shareholders. By its terms and in accordance with the law of the State of New York, however, this provision does not eliminate or otherwise limit the liability of a director of our company for any breach of duty based upon (1) an act or omission (a) resulting from acts committed in bad faith or involving intentional misconduct or involving a knowing violation of law or (b)from which the director personally derived a financial benefit to which he was not legally entitled, or (2) an improper declaration of dividends, purchase of our securities or other violation of section 719 of the Business Corporation Law of the State of New York.

Our certificate of incorporation and bylaws provide that our company shall indemnify our directors and officers to the fullest extent permitted by New York law. We also have entered into indemnification agreements with each of our directors and executive officers and we maintain directors’ and officers’ liability insurance.

Report of the Compensation Committee on Executive Compensation

The information contained in this report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

This Report of the Compensation Committee on Executive Compensation relates to our fiscal year ended September 30, 2005.

The Compensation Committee consists of G. Richard Green, Mark Hanley and Jeffrey S. Peris. Mr. Hanley joined the Compensation Committee on December 1, 2005, after compensation of our company’s executive officers in respect our 2005 fiscal year had been determined. All of the members of the Compensation Committee are ‘‘independent directors,’’ as such term is defined in the rules of the Nasdaq Stock Market.

Under the rules of the Nasdaq Stock Market, the compensation of our executive officers must be determined, or recommended to the board for determination, by the Compensation Committee. As a general matter, the compensation of our executive officers is recommended by the Compensation Committee and approved by the full board.

Overall Policy

The Compensation Committee believes that the compensation for the executive officers of our company should be designed to attract, motivate and retain talented executives responsible for the success of our company. The Compensation Committee determines the compensation levels of our executive officers to recommend to the board after examining the compensation levels of executive officers at similarly-situated temporary staffing and other companies and reviewing individual contributions to our company and the financial performance of our company.

The compensation package for our executive officers consists of three components:

•	Base Salary. The Compensation Committee strives to set a fair and competitive base salary for each of its executive officers.

•	Bonus. The Compensation Committee may award, or recommend that the full board award, incentive cash bonuses to executive officers that are tied to individual contributions to our company and the financial performance of our company.

•	Stock Option Grants. The Compensation Committee strives align the financial interests of our executive officers with those of our company's shareholders by providing equity-based long-term incentives in the form of stock option grants.

Base Salaries

The base salary of each executive officer is determined by reference to levels for comparable positions at other similarly-situated temporary staffing and other companies. Base salaries are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. Increases in salary are based on evaluations of such factors as the level of responsibility, individual performance, level of pay and pay levels at similarly-situated temporary staffing and other companies.

The base salaries during fiscal 2005 for Timothy M. Aitken, who served as chief executive officer of our company during fiscal 2005, Sarah L. Eames, who served as executive vice president of our company during fiscal 2005, and Charles F. Murphy, who served as chief financial officer of our company during fiscal 2005, were approved by the full board, upon the recommendation of the Compensation Committee. The Compensation Committee believes that their base salaries, when considered together with their bonuses and stock option awards, are consistent with industry practices.

Bonuses

The Compensation Committee recommended to the full board that an annual performance bonus be awarded to Mr. Aitken and Mr. Murphy in the aggregate amounts of $450,000 and $138,765, respectively, in recognition of the performance of our company during fiscal 2005. The Compensation Committee did not recommend that an annual performance bonus be paid to Ms. Eames in fiscal 2005, believing that her base salary constituted sufficient compensation for her duties to our company.

Stock Options

Under our 2002 Stock Option Plan, stock options may be granted to, among others, our company's directors, executive officers and employees. Equity-based compensation is designed to provide that our executive officers have a continuing stake in our long-term success, to align the interests of our executive officers with those of our shareholders and to provide executive officers with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business. All options have been granted with an exercise price that is equal to the closing price of a share of our common stock on the date of grant and, accordingly, options will have value only if the market price of our common stock increases after the grant date.

During fiscal 2005, we granted the following options to purchase shares of common stock under our 2002 Stock Option Plan to our Named Executive Officers in respect of our 2005 fiscal year: (1) 90,000 to Mr. Aitken, and (2) 57,000 to Mr. Murphy. The exercise price for Mr. Aitken’s options and 30,000 of Mr. Murphy’s options is $5.65 per share; the exercise price of the remaining options granted to Mr. Murphy is $6.20 per share. Each of the options has a ten-year term.

The Compensation Committee: G. Richard Green Jeffrey S. Peris

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of G. Richard Green, Mark Hanley and Jeffrey S. Peris. Dr. Peris serves as chairman of the Compensation Committee. During the first part of fiscal 2005, our Compensation Committee consisted of Mr. Green, Dr. Peris and David Macfarlane. In May 2005, Mr. Macfarlane resigned from our board of directors. On December 1, 2005, Mr. Hanley joined the Compensation Committee. Except for Mr. Hanley, who served from 1995 to 1997 as an executive director/director of business development of Transworld Healthcare (UK) Limited, a subsidiary of our company now known as Allied Healthcare Holdings Limited, none of Messrs. Green, Hanley, Peris or Macfarlane has ever served as an officer or employee of our company or any of our subsidiaries, nor has any such individual had a business relationship with our company or any of our subsidiaries during fiscal 2005 that requires disclosure under the rules of the Securities and Exchange Commission.

Report of the Audit Committee

The information contained in this report shall not be deemed ‘‘soliciting material’’ or to be ‘‘filed’’ with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee consists of Wayne Palladino, Jeffrey S. Peris and Mark Tompkins.

The Audit Committee is appointed by the Board to assist the Board in monitoring (a) the integrity of the financial statements of our company, (b) the independence and qualifications of our company’s independent auditors, and (c) the performance of our company’s independent auditors and internal audit functions. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended September 30, 2005, Deloitte & Touche LLP, were responsible for expressing an opinion on the conformity of our audited consolidated financial statements and financial statement schedules to accounting principles generally accepted in the United States.

The Audit Committee hereby reports as follows:

1.    The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our company contained in our annual report on Form 10-K for our fiscal year ended September 30, 2005.

2.    The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended. SAS 61 includes, among other items, matters related to the conduct of the audit of financial statements.

3.    The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP its independence from our company.

4.    Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of our company be included in our annual report on Form 10-K for our fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report to the board of directors.

The Audit Committee: Wayne Palladino Jeffrey S. Peris Mark Tompkins

Certain Relationships and Related Transactions

In November 2004, Ms. Eames stepped down as chief executive officer, president and chief operating officer of our company and assumed the office of executive vice president. In connection therewith, Ms. Eames and our company modified her employment agreement, to provide for an annual salary of $200,000 through May 2006. In September 2005, Ms. Eames’ employment agreement was further modified to provide that she shall serve as executive vice president of our company until December 31, 2006 at an annual salary of $120,000. See ‘‘Proposal 1: Election of Directors — Employment Agreements; Termination of Employment and Change-in-Control Arrangements.’’ In connection with the November 2004 modification of her employment agreement, our board of directors, upon the recommendation of the compensation committee, granted Ms. Eames special compensation of $1 million for past services rendered to our company.

In November 2004, Mr. Aitken assumed the office of chief executive officer of our company. At such time, our board of directors, upon the recommendation of the compensation committee, awarded Mr. Aitken a bonus of $50,000 for past services to our company.

In March 2005 we granted to each of G. Richard Green, David Macfarlane, Wayne Palladino and Jeffrey S. Peris, who at that time constituted all of the independent directors on our board of directors, options to purchase 12,000 shares of our common stock at a price of $6.20 per share. The options vest in three equal annual installments beginning on the first anniversary of the date of grant and have a ten-year life. Mr. Macfarlane resigned from the board of directors in May 2005 without such options having vested.

In March 2005, we granted Charles Murphy, who was then serving as our chief financial officer, options to purchase 27,000 shares of our common stock at a price of $6.20 per share. The options vest in three equal annual installments beginning on the first anniversary of the date of grant and have a ten-year life. Mr. Murphy resigned in June 2006, at which time only 9,000 of these options had vested.

In September 2005, we granted Mr. Aitken and Mr. Murphy, who was then serving as our chief financial officer, options to purchase 90,000 and 30,000 shares, respectively, of our common stock at a price of $5.65 per share. The options vested in full on the date of grant and have a ten-year life. In November 2005, our board of directors, upon the recommendation of our compensation committee, awarded Mr. Aitken and Mr. Murphy a bonus of $450,000 and $138,765, respectively, for services rendered to our company in fiscal 2005.

In September 2005, upon his joining the board, we granted Mark Tompkins options to purchase 15,000 shares of our common stock at a price of $5.65 per share. The options vest in three equal annual installments beginning on the first anniversary of the date of grant and have a ten-year life.

In November 2005, upon his joining the board, we granted Mark Hanley options to purchase 15,000 shares of our common stock at a price of $6.00 per share. The options vest in three equal annual installments beginning on the first anniversary of the date of grant and have a ten-year life.

In connection with the hiring of David Moffatt as our chief financial officer in July 2006, we granted Mr. Moffatt options to purchase up to 150,000 shares of common stock of the Company at an exercise price of $2.71 per share. The options are exercisable in three equal annual installments, beginning on the first anniversary of the date of grant, and have a ten-year life.

PROPOSAL II: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Eisner LLP as our independent auditors for our fiscal year ending September 30, 2006. The shareholders are being asked to ratify this action of the Audit Committee. In the event the ratification is not approved, the Audit Committee will reconsider its selection.

Our board of directors recommends that shareholders vote FOR the ratification of Eisner LLP as our independent auditors for our fiscal year ending September 30, 2006.

Representatives of Eisner LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the shareholders that they deem appropriate.

Change of Accountants

Dismissal of Deloitte & Touche LLP; Retention of KPMG Audit Plc

On January 11, 2006, we dismissed Deloitte & Touche LLP, independent registered public accounting firm, as our auditor, effective as of such date.

The reports of Deloitte & Touche LLP on our financial statements and financial statement schedules for the fiscal years ended September 30, 2004 and September 30, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change auditors was approved by both our Audit Committee and our board of directors.

In connection with Deloitte & Touche LLP’s audits of our financial statements and financial statement schedules for the fiscal years ended September 30, 2004 and September 30, 2005, and during the subsequent interim period preceding January 11, 2006, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference thereto in its reports on our financial statements and financial statement schedules for such periods.

During our fiscal years ended September 30, 2004 and September 30, 2005, and during the subsequent interim period preceding January 11, 2006, there have been no ‘‘reportable events’’ (as such term defined in Item 304 (a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission) involving Deloitte & Touche LLP.

On January 11, 2006, we engaged the firm of KPMG Audit Plc, independent accountants, as our auditor, effective as of such date.

During our fiscal years ended September 30, 2004 and September 30, 2005, and during the subsequent interim period preceding January 11, 2006, neither we nor anyone acting on our behalf consulted KPMG Audit Plc regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement with Deloitte & Touche LLP or that was a ‘‘reportable event’’ (as such term defined in Item 304 (a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission).

Resignation of KPMG Audit Plc; Retention of Eisner LLP

On July 5, 2006, we received notification that KPMG Audit Plc had resigned as our auditor and that the client-auditor relationship between us and KPMG Audit Plc had ceased.

KPMG Audit Plc was retained as our auditor on January 11, 2006, subsequent to the filing by us of our Annual Report on Form 10-K with the Securities and Exchange Commission with respect to our fiscal year ended September 30, 2005. Accordingly, KPMG Audit Plc has not prepared any audit report on the financial statements and financial statement schedules of our company or any report on management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 and the effectiveness of internal control over financial reporting as of September 30, 2006.

Since the retention of KPMG Audit Plc as our auditor’s on January 11, 2006 through the subsequent interim period preceding its resignation on July 5, 2006, there have been no disagreements with KPMG Audit Plc on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG Audit Plc, would have caused KPMG Audit Plc to make reference in connection with their opinion to the subject matter of the disagreement.

Since the retention of KPMG Audit Plc as our auditors on January 11, 2006 through the subsequent interim period preceding its resignation on July 5, 2006, there have been no ‘‘reportable events’’ (as such term defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission) involving KPMG Audit Plc.

On July 10, 2006, we engaged the firm of Eisner LLP, independent accountants, as our auditor, effective as of such date. The retention of Eisner LLP was approved by our Audit Committee and our board of directors.

During our fiscal years ended September 30, 2004 and September 30, 2005, and during the subsequent interim period preceding July 10, 2006, neither our company nor anyone acting on our behalf consulted Eisner LLP regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement with KPMG Audit Plc or that was a ‘‘reportable event’’ (as such term defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission).

Audit and Other Fees During Fiscal 2004 and Fiscal 2005

The following table sets forth the fees we were billed in respect of our fiscal years ended September 30, 2004 and September 30, 2005 for various audit and other services provided to us by Deloitte & Touche LLP, our auditors during those fiscal years.

	Fiscal 2004	Fiscal 2005
Audit fees	$1,170,519	$2,108,155
Audit-related fees	111,137	97,683
Tax fees	442,966	342,472
All other fees	—	—

Audit services included the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, as well as the audit of internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit services also included services that were provided in connection with regulatory filings, including the issuance of comfort letters and consents related to SEC filings and securities offerings.

Audit-related services are assurance and related services that are related to the performance of the audit or review of our financial statements. These services principally consisted of work performed in connection with audits of our 401(k) plan and fees associated with compliance matters related to acquisitions.

Tax services consisted of the preparation and/or review of, and consultations with respect to, federal, state, local and international tax returns.

Pre-Approval Policy

The charter of the Audit Committee was revised and restated by the board of directors on February 12, 2004. At such time, the charter of the Audit Committee was revised to implement a pre-approval policy for the provision of audit and non-audit services. Pursuant to the provisions of its charter, the Audit Committee pre-approves all auditing services and permitted audit-related services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to a de minimus exception (the ‘‘de minimus exception’’) for non-audit services that are permitted by the Securities Exchange Act of 1934 and that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that a decision of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

None of the audit services, audit-related services or tax services described above under ‘‘Audit and Other Fees During Fiscal 2004 and Fiscal 2005’’ were approved by the Audit Committee after the fact in reliance upon the de minimus exception.

OUR COMPARATIVE PERFORMANCE

The Securities and Exchange Commission requires us to present a chart comparing the cumulative total shareholder return on our common stock during our last five fiscal years with the cumulative total shareholder return of (1) broad equity market index, and (2) a published industry index or peer group. From 1992 until April 29, 1999 our common stock traded, and from February 23, 2004 to the present our common stock has traded, on the Nasdaq National Market. From April 30, 1999 until February 20, 2004, our common stock traded on the American Stock Exchange. In addition, since December 30, 2005, depository interests, each of which represents one share of our common stock, have been listed on the Alternative Investment Market of the London Stock Exchange.

The graphs on the following pages have been prepared for us by The Center for Research in Security Prices (‘‘CRSP’’).

The first graph compares the performance of our common stock for the period from October 1, 2000 to September 30, 2005 with (1) the CRSP Total Returns Index for the Nasdaq Stock Market (US Companies), and (2) the CRSP Total Returns Index for Nasdaq Health Services Stocks (US and Foreign Companies). The CRSP Total Returns Index for the Nasdaq Stock Market (US Companies) measures the performance of all US companies listed on Nasdaq. The CRSP Total Returns Index for Nasdaq Health Services Stocks (US and Foreign Companies) measures the performance of all US and foreign companies listed on Nasdaq whose Standard Industry Classification (‘‘SIC’’) Codes are 8000-8099.

The second graph compares the performance of our common stock for the period from October 1, 2000 to September 30, 2005 with (1) the CRSP Total Returns Index for the AMEX Stock Market (US Companies) and (2) the CRSP Total Returns Index for AMEX Health Services Stocks (US Companies). The CRSP Total Returns Index for the AMEX Stock Market (US Companies) measures the performance of all US companies listed on AMEX. The CRSP Total Returns Index for AMEX Health Services Stocks (US Companies) measures the performance of all US companies listed on AMEX whose SIC Codes are 8000-8099.

The graphs assume that $100 was invested on September 30, 2000 in our common stock and each group of companies whose securities comprise the various indices against which we are being compared and that all dividends, if any, have been reinvested.

The information contained in this section of the Proxy Statement shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Allied Healthcare International Inc.

Legend

Symbol		CRSP Total Returns Index for:	09/2000	09/2001	09/2002	09/2003	09/2004	09/2005
	▪	Allied Healthcare International Inc.	100.0	214.5	381.8	285.1	402.2	410.9
-- --- --- --	*	Nasdaq Stock Market (US Companies)	100.0	40.9	32.2	49.0	52.1	59.5
-------------		Nasdaq Health Services Stocks (US & Foreign Companies)	100.0	122.8	111.0	149.1	174.3	263.9

Notes

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.0 on 09/29/2000.

Comparison of Five-Year Cumulative Total Returns
Performance Graph for
Allied Healthcare International Inc.

Legend

Symbol		CRSP Total Returns Index for:	09/2000	09/2001	09/2002	09/2003	09/2004	09/2005
	▪	Allied Healthcare International Inc.	100.0	214.5	381.8	285.1	402.2	410.9
-- --- --- --	*	AMEX Stock Market (US Companies)	100.0	72.2	63.5	81.4	94.4	111.6
-------------		AMEX Health Services Stocks (US Companies)	100.0	71.7	56.8	55.7	73.2	74.7

Notes

A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100.00 on 09/29/2000.

OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

The board of directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote thereon according to their own judgment. No shareholder has informed the company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy card are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

Solicitation of Proxies

We will bear the cost of solicitation of proxies from our shareholders and voting instructions from the holders of depository interests. In addition to solicitation by mail, the directors and certain officers and employees of our company may solicit proxies or voting instructions personally. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock and depository interests held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder promulgated by the Securities and Exchange Commission require the reporting of ownership of and transactions in our equity securities by our directors, certain of our officers and shareholders who beneficially own more than 10% of our common stock (collectively, the ‘‘Reporting Persons’’). Section 16(a) and the rules thereunder require Reporting Persons to report initial statements of ownership of our equity securities on Form 3 and changes in ownership of our equity securities on Form 4 or Form 5. Based on a review of these reports filed by the Reporting Persons and written representations from our directors and executive officers that no Forms 5 were required to be filed by them in respect of our fiscal year ended September 30, 2005, we believe that no Reporting Person failed to file a Section 16 report on a timely basis during our fiscal year ended September 30, 2005. Timothy M. Aitken, inadvertently did not file a Form 4 in a timely manner with respect to a sale of our common stock in December 2003. The Form 4 was, however, subsequently filed.

Shareholder Proposals for the Next Annual Meeting

In order for a shareholder proposal submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 to be included in the proxy statement relating to our next annual meeting of shareholders, it must be received by us at our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary), no later than April 18, 2007.

If a shareholder intends to present a proposal for consideration at out next annual meeting of shareholders outside the processes of Rule 14a-8, we must receive notice of such proposal at our principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary) no later than July 2, 2007, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Securities and Exchange Act of 1934 and our proxies will have discretionary voting authority with respect to such proposal, if it is presented at the annual meeting, without including information regarding such proposal in our proxy materials.

The deadlines above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting. If the date of next year’s annual meeting changes by more than 30 days (i.e., it is held earlier than August 8, 2007 or later than October 7, 2007), we will inform shareholders of such change and the effect of such change on the deadlines given above by including notice under Item 5 of Part II in our earliest possible Quarterly Report on Form 10-Q or, if that is impracticable, by other means reasonably calculated to inform our shareholders of such change and the new deadlines.

Form 10-K of the Company

A copy of our Annual Report on Form 10-K (without exhibits) for our fiscal year ended September 30, 2005 is enclosed with this Proxy Statement.

We will provide, without charge, to any holder of our shares of common stock or depository interests as of the Record Date, additional copies of our Annual Report on Form 10-K for our fiscal year ended September 30, 2005. Shareholders or holders of depository interests who wish to receive an additional copy of such Annual Report on Form 10-K should send their requests to us at 555 Madison Avenue, New York, New York 10022 (Attn.: Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock or depository interests as of the Record Date.

By Order of the Board of Directors
LESLIE J. LEVINSON Secretary
New York, New York August 17, 2006

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, HOLDERS OF COMMON STOCK ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AND HOLDERS OF DEPOSITORY INTERESTS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THEIR FORM OF INSTRUCTION TO THE DEPOSITORY INTEREST REGISTRAR. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER. HOLDERS OF DEPOSITORY INTERESTS WHO ATTEND THE MEETING WILL NOT BE ABLE TO VOTE THEIR DEPOSITORY INTERESTS IN PERSON UNLESS THEY INSTRUCT THE DEPOSITORY REGISTRAR TO ISSUE AN AUTHORIZATION TO ATTEND THE MEETING AND THEY THEN VOTE IN PERSON.

REVOCABLE PROXY — ALLIED HEALTHCARE INTERNATIONAL, INC.

The undersigned shareholder of Allied Healthcare International Inc. (the ‘‘Company’’) hereby appoints each of Timothy M. Aitken, Sarah L. Eames and Marvet Abbassi, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company, to be held at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022 on September 7, 2006 at 10:00 a.m., local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED ‘‘FOR’’ ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, EACH DATED AUGUST 17, 2006, AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005.

(Continued and to be signed on the reverse side)

ANNUAL MEETING PROXY CARD

1. Election of Directors
The Board of Directors recommends a vote ‘‘For’’ the election of directors				The Board of Directors recommends a vote ‘‘For’’ Proposal 2.
Nominees
□	FOR ALL NOMINEES	○	TIMOTHY M. AITKEN	2.	Ratification of the appointment by the Company’s Audit Committee of Eisner LLP as the Company’s independent auditors for the fiscal year ending September 30, 2006.	FOR □	AGAINST □	ABSTAIN □
		○	SARAH L. EAMES
□	WITHHOLD AUTHORITY FOR ALL NOMINEES	○	G. RICHARD GREEN
		○	MARK HANLEY
		○	WAYNE PALLADINO	3.	In their discretion, the above named proxies are authorized to vote in accordance with their own judgment on such other business as may properly come before the Annual Meeting.
□	FOR ALL EXCEPT (See Instructions below)	○	JEFFREY S. PERIS
		○	SCOTT A. SHAY
		○	MARK TOMPKINS
INSTRUCTIONS:TO withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and fill in the box next to each nominee you wish to withhold, as shown here:
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 17, 2006, and the Annual Report of the Company for the fiscal year ended September 30, 2005. The undersigned hereby revokes any proxy or proxies heretofore given.

Authorized Signatures – Signature – This section must be completed for your instructions to be executed.

	Please keep signature within the box		Please keep signature within the box
Signature 1		Signature 2		Date:

FORM OF INSTRUCTION FOR DEPOSITORY INTERESTS

ALLIED HEALTHCARE INTERNATIONAL INC.

Depository Interests
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 7, 2006

THIS FORM OF INSRUCTION IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of depository interests representing shares of common stock of Allied Healthcare International Inc. (the ‘‘Company’’) hereby directs Computershare Company Nominees Limited to vote the depository interests which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York 10022 on September 7, 2006 at 10:00 a.m., local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This Form of Instruction, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, EACH DATED AUGUST 17, 2006, AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
ALLIED HEALTHCARE INTERNATIONAL INC.

September 7, 2006

Depository Interest

Please date, sign and mail your Form of Instruction in the envelope provided as soon as possible

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE ELECTION OF DIRECTORS AND ‘‘FOR’’ PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors
Nominees
□	FOR ALL NOMINEES	○	TIMOTHY M. AITKEN	2.	Ratification of the appointment by the Company’s Audit Committee of Eisner LLP as the Company’s independent auditors for the fiscal year ending September 30, 2006.	FOR □	AGAINST □	ABSTAIN □
		○	SARAH L. EAMES
□	WITHHOLD AUTHORITY FOR ALL NOMINEES	○	G. RICHARD GREEN
		○	MARK HANLEY
		○	WAYNE PALLADINO
□	FOR ALL EXCEPT (See Instructions below)	○	JEFFREY S. PERIS
		○	SCOTT A. SHAY
		○	MARK TOMPKINS
INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and fill in the circle next to each nominee you wish to withhold, as shown here: •
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 17, 2006, and the Annual Report of the Company for the fiscal year ended September 30, 2005. If this Form of Instruction is duly signed and returned without specific direction as to how you wish your votes to be cast, the form will be rejected.

Please date, sign and mail your Form of Instruction in the envelope provided as soon as possible.

Signature of Holder:	Date:
Note:	This Form of Instruction must be executed by the Depository Interest holder or his/her attorney. When shares are hold jointly, only one holder need sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. In the case of a corporation, the Form of Instruction should be signed by a duly authorized official whose capacity should be stated or by an attorney.